As filed with the Securities and Exchange Commission on April 1, 2005

Registration No. 333-57006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

VARIAN MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2359345
(State of incorporation)	(I.R.S. Employer Identification No.)

3100 Hansen Way

Palo Alto, California 94304-1129

(Address of principal executive offices)

Varian Medical Systems, Inc.

2000 Stock Option Plan

(Full title of the Plan)

Joseph B. Phair

Corporate Vice President, Administration and General Counsel

Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto, CA 94304-1129

(650) 493-4000

(Name, address and telephone number, including area code, of agent for service)

This registration statement on Form S-8, filed on March 14, 2001,  registered 3,000,000 shares of common stock (and related Preferred Stock Purchase Rights) of Varian Medical Systems, Inc. (the “Registrant”) for a registration fee of $49,706.25.  Subsequently, on January 15, 2002 and July 30, 2004, the Registrant paid stock splits in the form of 100% stock dividends.  By application of Rule 416 under the Securities Act of 1933, this registration statement is now deemed to extend to such additional shares (and related Preferred Stock Purchase Rights), such that the number of shares (and related Preferred Stock Purchase Rights) registered hereunder amounts to 12,000,000  (a registration fee of $0.0041421875 per share).  The purpose of this Post-Effective Amendment No. 1 is to transfer 2,164,521 of such shares (and related Preferred Stock Purchase Rights) to the Form S-8 Registration Statement for the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan, which registration statement is being simultaneously filed.

Item 8.            Exhibits.

Exhibit Number
24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 1st day of April, 2005.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ Joseph B. Phair
Joseph B. Phair Corporate Vice President, Administration and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Levy	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 1, 2005
Richard M. Levy

/s/ Elisha W. Finney	Corporate Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 1, 2005
Elisha W. Finney

/s/ Crisanto C. Raimundo	Corporate Vice President and Corporate Controller (Principal Accounting Officer)	April 1, 2005
Crisanto C. Raimundo

*Susan L. Bostrom	Director	April 1, 2005

*John Seely Brown	Director	April 1, 2005

*R. Andrew Eckert	Director	April 1, 2005

*Samuel Hellman	Director	April 1, 2005

*Allen S. Lichter	Director	April 1, 2005

*David W. Martin, Jr.	Director	April 1, 2005

*Ruediger Naumann-Etienne	Director	April 1, 2005

*By:	/s/ Joseph B. Phair
Joseph B. Phair Attorney-in-fact

EXHIBIT INDEX

Exhibit Number

24.1	Powers of Attorney.